Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130177) pertaining to the 2005 Incentive Award Plan of Trump Entertainment Resorts, Inc. of our report dated March 19, 2010, with respect to the consolidated financial statements and schedule of Trump Entertainment Resorts, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 19, 2010